As filed with the Securities and Exchange Commission on January 11, 1999

                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ANAREN MICROWAVE, INC.
             (Exact name of registrant as specified in its charter)

                 New York                                     16-0928561
     (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                      Identification No.)

6635 Kirkville Road, East Syracuse, New York                    13057
 (Address of Principal Executive Offices)                     (Zip Code)

               Anaren Microwave, Inc. Incentive Stock Option Plan
                            (Full title of the plan)

             Lawrence A. Sala, President and Chief Executive Officer
               6635 Kirkville Road, East Syracuse, New York 13057
                     (Name and address of agent for service)

                                 (315) 432-8909
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                            Proposed    Proposed
        Title of                             maximum     maximum
       securities            Amount         offering    aggregate     Amount of
          to be               to be           price     offering    registration
       registered          registered      per share*    price*          fee
--------------------------------------------------------------------------------
Common Stock, $.01 par  500,000 shares       $21.50  $10,750,000.00   $3,171.25
value per share
================================================================================
* Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee and based upon the average high and low prices reported by the Nasdaq National Market on January 5, 1999.

                            Exhibit Index on page 2.

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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      This Registration Statement is filed pursuant to Item E of the General Instructions for Form S-8 to register additional shares of Common Stock for offer and sale under the Anaren Microwave, Inc. Incentive Stock Option Plan, for which a Registration Statement on Form S-8 (Registration No. 333-03193) is already effective. Except to the extent that exhibits are filed herewith, the contents of the Registrant's Registration Statement on Form S-8 (No. 333-03193) are hereby incorporated by reference.

Item 8. Exhibits.

      5.1 Opinion of Bond, Schoeneck & King, LLP as to the validity of certain shares being registered.

      23.1  Consent of KPMG LLP

      23.2  Consent of Bond, Schoeneck & King, LLP (included in Exhibit 5.1).

      24    Power of Attorney (included at page 4 of this Registration
            Statement).

Item 9. Undertakings.

      The undersigned registrant hereby undertakes:

      1.   (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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

            2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   Page 3 of 5

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Syracuse, New York on the 11th day of January, 1999.

                                  ANAREN MICROWAVE, INC.

                                  By:  /s/ Lawrence A. Sala
                                       -------------------------------
                                           Lawrence A. Sala
                                           President and Chief Executive Officer

      Each person whose signature appears below hereby authorizes Lawrence A. Sala, as attorney-in-fact, to execute in the name of such person and to file this registration statement (including any changes that he may deem necessary or appropriate) and any amendments, including post-effective amendments, hereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                         Title                      Date
        ---------                         -----                      ----

/s/ Lawrence A. Sala                  President and             January 11, 1999
---------------------------       Chief Executive Officer
    Lawrence A. Sala            (Principal Executive Officer)

/s/ Joseph E. Porcello            Vice President of Finance     January 11, 1999
---------------------------      (Principal Financial and
    Joseph E. Porcello              Accounting Officer)

/s/ Hugh A. Hair                  Chairman of the Board         January 11, 1999
---------------------------
    Hugh A. Hair

/s/ Carl W. Gerst                Vice Chairman of the Board     January 11, 1999
---------------------------
    Carl W. Gerst

/s/ Herbert I. Corkin                     Director              January 11, 1999
---------------------------
    Herbert I. Corkin

/s/ Dale F. Eck                           Director              January 11, 1999
---------------------------
    Dale F. Eck

/s/ Abraham Manber                        Director              January 11, 1999
---------------------------
    Abraham Manber

/s/ David Wilemon                         Director              January 11, 1999
---------------------------
    David Wilemon


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/s/ Matthew Robison                       Director              January 11, 1999
---------------------------
    Matthew Robison


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